EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on December 2, 2020. Unless the context otherwise requires, the “Company” refers to QuantumScape Corporation (“QuantumScape”) (f/k/a Kensington Capital Acquisition Corp.) and its subsidiaries after the Closing, and Kensington Capital Acquisition Corp. (“Kensington”) prior to the Closing.

The following unaudited pro forma condensed combined financial statements of QuantumScape present the combination of the financial information of Kensington and Legacy QuantumScape adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical balance sheet of Kensington and the historical balance sheet of Legacy QuantumScape on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 combine the historical statements of operations of Kensington and historical statements of operations of Legacy QuantumScape for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented:

•	the Merger;

•

the issuance and sale of 50,000,000 shares of Class A Common Stock for a purchase price of $10.00 per share and an aggregate purchase price of $500 million in the PIPE pursuant to the Subscription Agreements;

•

the issuance and sale of 7,115,335 shares of Series F Preferred Stock concurrent with the Closing of the Business Combination pursuant to the Series F Preferred Stock Purchase Agreements and related agreements thereto entered into in August 2020 by Legacy QuantumScape and several investors; and

•	the issuance and sale of 15,221,334 shares of Class A Common Stock on December 1, 2020. Refer to Note 3 of this unaudited pro forma condensed combined financial information for further discussion.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (i) directly attributable to the Business Combination; (ii) factually supportable; and (iii) with respect to the statements of operations, expected to have a continuing impact on the post-combination company’s results following the completion of the Business Combination.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

the historical unaudited financial statements of Kensington as of September 30, 2020 and for the period from April 17, 2020 (inception) through September 30, 2020 and the related notes, which is incorporated by reference;

•	the historical audited financial statements of Legacy QuantumScape as of and for the year ended December 31, 2019 and the related notes, which is incorporated by reference;

•

the historical unaudited financial statements of Legacy QuantumScape as of and for the nine months ended September 30, 2020 and the related notes, which is attached as an exhibit to this filing and incorporated by reference; and

•

other information relating to Kensington and Legacy QuantumScape contained in the Proxy Statement, including the Business Combination Agreement and the description of certain terms thereof set forth in the section entitled “The Business Combination.”

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Kensington is treated as the acquired company and QuantumScape is treated as the acquirer for financial statement reporting purposes. Legacy QuantumScape has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy QuantumScape’s existing stockholders have the greatest voting interest in the combined entity with over 95% of the voting interest;

•	Legacy QuantumScape’s directors represent the majority of the combined company’s board of directors;

•	Legacy QuantumScape’s senior management is the senior management of the combined company; and

•	Legacy QuantumScape is the larger entity based on historical operating activity and has the larger employee base.

Pursuant to Kensington’s Existing Certificate of Incorporation, public stockholders were offered the opportunity to redeem, upon the closing of the Business Combination, shares of Kensington Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account. The unaudited condensed combined pro forma financial statements reflect actual redemptions of 15,255 shares of Kensington Common Stock at $10.00 per share.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

(in thousands)

					Series F Preferred Stock Financing

						As of
	As of September 30, 2020		Pro Forma			September 30, 2020
	KENSINGTON	QUANTUMSCAPE	Adjustments		Adjustment	Pro Forma
	(Historical)	(Historical)	(Note 2)		(Note 3)	Combined
Assets
Cash and cash equivalents	$1,003	$10,573	$230,076	(a)	$100,000	$967,817
			(8,050)	(b)
			(24,602)	(c)
			482,500	(d)
			(153)	(f)
			176,470	(g)
Marketable securities	—	69,469				69,469
Prepaid expenses and other current assets	286	1,746				2,032

Total current assets	1,289	81,788	856,241		100,000	1,039,318

Investments held in Trust Account	230,076	—	(230,076)	(a)		—
Property and equipment, net	—	34,654				34,654
Right-of-use lease asset		12,027				12,027
Other assets	—	6,597	(4,083)	(c)		2,514

Total assets	231,365	135,066	622,082		100,000	1,088,513

Liabilities
Accounts payable	15	4,733	(993)	(c)		3,755
Accrued liabilities	1,156	2,682	(1,907)	(c)		1,931
Accrued compensation	—	1,417				1,417
Operating lease liability, short-term	—	1,184				1,184
Strategic premium, short-term	—	655				655
Franchise tax payable	91	—				91
Note payable—related party	75	—	(75)	(k)		—

Total current liabilities	1,337	10,671	(2,975)		—	9,033

Operating lease liability, long-term	—	11,558				11,558
Convertible preferred stock warrant liabilities	—	10,807				10,807
Strategic premium, long-term and other liabilities	—	164				164
Convertible preferred stock tranche liabilities		347,120	(168,180)	(g)		—
			(178,940)	(m)
Deferred underwriting commissions	8,050	—	(8,050)	(b)		—

Total liabilities	9,387	380,320	(358,145)		—	31,562

Commitments and contingencies
Class A common shares subject to possible redemption	216,977	—	(216,977)	(e)		—
Redeemable convertible preferred stock	—	405,575	344,650	(g)		—
			(750,225)	(i)
Stockholders’ equity (deficit)
Preferred Stock	—	—				—
Class A common Stock	—	—	5	(d)	2	21
			2	(e)
			—	(f)
			11	(i)
			1	(j)
Class B common Stock	1	—	16	(i)		16
			(1)	(j)
Common Stock	—	1	—	(h)		—
			(1)	(i)
Additional paid in capital	6,525	52,650	(25,785)	(c)	99,998	1,756,205
			482,495	(d)
			216,975	(e)
			(153)	(f)
			(4,189)	(h)
			750,199	(i)
			75	(k)
			(1,525)	(l)
			178,940	(m)
Treasury stock	—	(4,189)	4,189	(h)		—
Accumulated other comprehensive income	—	39				39
Accumulated deficit	(1,525)	(701,034)	1,525	(l)		(701,034)

Total stockholders’ equity (deficit) to common shareholders	5,001	(652,533)	1,602,779		100,000	1,055,247

Non-controlling interest	—	1,704				1,704

Total stockholders’ equity (deficit)	5,001	(650,829)	1,602,779		100,000	1,056,951

Total liabilities and stockholders’ equity	$231,365	$135,066	$622,082		$100,000	$1,088,513

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(in thousands, except share and per share data)

	For the period from April 17, 2020 (inception) through September 30, 2020	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2020
	KENSINGTON (Historical)	QUANTUMSCAPE (Historical)	Pro Forma Adjustments		Pro Forma Combined
Operating expenses:
Research and development	$—	$42,373	$—		$42,373
General and administrative	1,511	8,460	(80)	(aa)	9,697
			906	(bb)
			(1,100)	(ff)
Franchise tax expense	90	—	—		90

Total operating expenses	1,601	50,833	(274)		52,160

Loss from operations	(1,601)	(50,833)	274		(52,160)

Other income (expense)
Net gain from investments held in Trust Account	76	—	(76)	(cc)	—
Interest expense	—	(8,947)	—		(8,947)
Interest income	—	962	—		962
Other income	—	760	—		760
Other expense	—	(347,120)	168,180	(dd)	—
			178,940	(ee)

Total other income (expense)	76	(354,345)	347,044		(7,225)

Net loss	(1,525)	(405,178)	347,318		(59,385)

Less: Net loss attributable to noncontrolling interest	—	(6)	—		(6)

Net loss attributable to common shareholders	$(1,525)	$(405,172)	$347,318		$(59,379)

Basic and diluted weighted average shares outstanding—Class A and Class B					362,961,844
Basic and diluted net loss per share—Class A and Class B					$(0.16)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share data)

	Year Ended December 31, 2019				Year Ended December 31, 2019
	KENSINGTON (Historical)	QUANTUMSCAPE (Historical)	Pro Forma Adjustments		Pro Forma Combined
Operating expenses:
Research and development	$—	$45,944	$—		$45,944
General and administrative	—	9,874	1,208	(bb)	11,082

Total operating expenses	—	55,818	1,208		57,026

Loss from operations	—	(55,818)	(1,208)		(57,026)

Other income (expense)
Interest expense	—	(94)	—		(94)
Interest income	—	3,608	—		3,608
Other income	—	1,041	—		1,041

Total other income (expense)	—	4,555	—		4,555

Net loss	—	(51,263)	(1,208)		(52,471)
Less: Net loss attributable to noncontrolling interest	—	20	—		20

Net loss attributable to common shareholders	$—	$(51,283)	$(1,208)		$(52,491)

Basic and diluted weighted average shares outstanding—Class A and Class B					362,961,844
Basic and diluted net loss per share—Class A and Class B					$(0.14)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Kensington is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Legacy QuantumScape issuing stock for the net assets of Kensington, accompanied by a recapitalization. The net assets of Kensington will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives pro forma effect to the Business Combination as if it had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and year ended December 31, 2019 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	Kensington’s unaudited balance sheet as of September 30, 2020 and the related notes, which is incorporated by reference; and

•	Legacy QuantumScape’s unaudited balance sheet as of September 30, 2020 and the related notes, which is attached as an exhibit to this filing and incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	Kensington’s unaudited statement of operations for the period April 17, 2020 (inception) through September 30, 2020 and the related notes, which is incorporated by reference; and

•

Legacy QuantumScape’s unaudited statement of operations for the nine months ended September 30, 2020 and the related notes, which is attached as an exhibit to this filing and incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•	Legacy QuantumScape’s audited statement of operations for the year ended December 31, 2019 and the related notes, which is incorporated by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the Closing are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Kensington and Legacy QuantumScape.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. Kensington and Legacy QuantumScape have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(a)	Reflects the reclassification of investments held in the Trust Account that became available following the Business Combination.

(b)	Reflects the settlement of $8.1 million in deferred underwriting commissions.

(c)

Represents estimated transaction costs, excluding PIPE issuance costs and deferred underwriting commissions, incurred by Kensington and Legacy QuantumScape of approximately $26.9 million for legal, financial advisory and other professional fees incurred in consummating the Business Combination. Of this amount:

•	$2.3 million was capitalized within Other assets and paid by Legacy QuantumScape as of September 30, 2020.

•	$1.8 million was capitalized within Other assets and accrued within Accounts payable ($1.0 million) and Accrued liabilities ($0.8 million) by Legacy QuantumScape as of September 30, 2020.

•	$1.1 million was accrued by Kensington in Accrued liabilities as of September 30, 2020 and recognized in expense during the period from April 17, 2020 (inception) through September 30, 2020.

•

$24.6 million was reflected as a reduction of cash upon the Closing of the Business Combination, which represents the estimated transaction costs of $26.9 million less the $2.3 million previously paid by Legacy QuantumScape.

•

$25.8 million was reflected as a decrease in additional paid-in capital, which represents the estimated transaction costs of $26.9 million less the $1.1 million previously recognized in expense by Kensington. The $1.1 million previously recognized in expense by Kensington was reclassified to additional paid-in capital in Note 2(l) of this unaudited pro forma condensed combined financial information.

(d)

Reflects proceeds of $500 million from the issuance and sale of 50,000,000 shares of Class A Common Stock at $10.00 per shares in the PIPE pursuant to the Subscription Agreements, net of issuance costs of $17.5 million.

(e)	Reflects the reclassification of $217.0 million of Class A Common Stock subject to possible redemption to permanent equity.

(f)

Represents share redemptions of 15,255 shares of Class A Common Stock for $0.2 million allocated to Class A common stock and additional paid-in capital using par value of $0.0001 per share and at a purchase price of $10.00 per share.

(g)

Reflects the issuance of 7,115,335 shares of Legacy QuantumScape Series F Preferred Stock at $26.4218 per share for an aggregate purchase price of $188 million concurrent with the Closing of the Business Combination, net of issuance costs of $11.5 million, and the settlement of the associated convertible preferred stock tranche liability upon issuance of these shares of Series F Preferred Stock.

(h)	Represents the retirement of 438,191 shares of Legacy QuantumScape Capital Stock held in treasury.

(i)

Reflects the conversion of 55,506,186 shares of Legacy QuantumScape Preferred Stock, including 7,115,335 shares of Series F Preferred Stock as described in Note (g), and 11,381,569 shares of Legacy QuantumScape Common Stock into 110,734,478 shares of QuantumScape Class A Common Stock and 158,271,287 shares of QuantumScape Class B Common Stock.

(j)	Reflects the conversion of Class B Common Stock held by the Sponsor into Class A Common Stock.

(k)	Reflects the conversion of the loan made from the Sponsor to Kensington into 75,000 warrants on the same terms as the Private Warrants.

(l)	Reflects the elimination of Kensington’s historical accumulated deficit.

(m)

Reflects the reclassification of the convertible preferred stock tranche liability associated with the Series F Preferred Stock Purchase Agreement with VGA, as amended, to additional paid-in capital. The commitment to issue shares of Class A Common Stock to VGA is expected to be equity classified upon consummation of the Business Combination. Refer to Note 3 of this unaudited pro forma condensed combined financial information of further discussion.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and year ended December 31, 2019 are as follows:

(aa)

Represents pro forma adjustment to eliminate historical expenses related to Kensington’s general administrative services paid to an affiliate of Kensington’s Chief Financial Officer, which terminated upon the Closing of the Business Combination.

(bb)

Reflects the amortization of share-based awards granted in connection with the Business Combination. The estimated grant date fair value of $6.0 million associated with the share-based awards was calculated using a Black-Scholes option pricing model and will be recognized over an estimated five-year service period.

(cc)	Represents pro forma adjustment to eliminate net gains from investments held in the Trust Account.

(dd)

Reflects the elimination of the remeasurement loss from the changes in fair value of the convertible preferred stock tranche liabilities associated with the Series F Preferred Stock issued to several investors upon consummation of the Business Combination. Legacy QuantumScape settled the liabilities with the issuance of the Series F Preferred Stock upon the consummation of the Business Combination.

(ee)

Reflects the elimination of the remeasurement loss from the changes in fair value of the convertible preferred stock tranche liabilities associated with the Series F Preferred Stock Purchase Agreement with VGA, as amended. The commitment to issue shares of Class A Common Stock to VGA is expected to be equity classified upon consummation of the Business Combination, and accordingly the liabilities will cease to exist following the Business Combination. Refer to Note 3 of this unaudited pro forma condensed combined financial information of further discussion.

(ff)	Reflects the elimination of non-recurring transaction costs incurred by Kensington in connection with the Business Combination.

3.	Adjustment for Series F Preferred Stock Financing

In May 2020 and September 2020, Legacy QuantumScape and VGA entered into a Series F Preferred Stock Purchase Agreement and related agreements and amendments thereto, pursuant to which it agreed to sell, and VGA agreed to purchase, up to a total of 7,569,508 shares of Series F Preferred Stock at $26.4218 per share for an aggregate purchase price of $200 million. Pursuant to the terms of the Series F Preferred Stock Purchase Agreement with VGA, the Series F Preferred Stock issued to VGA will fund in two tranches: (1) 3,784,754 shares of Series F Preferred Stock will be issued for $100 million on December 1, 2020, and (2) 3,784,754 shares of Series F Preferred Stock will be issued for $100 million subject to certain conditions including the achievement of a specified technical milestone by March 31, 2021, as set forth in such agreements. The Series F Preferred Stock Purchase Agreement with VGA, as amended, contains provisions pursuant to which, if the relevant closing of such Series F Preferred Stock Purchase Agreement (in whole or in part) occur only after effectiveness of the Merger, VGA agreed to purchase, and Kensington agreed to issue, instead of the relevant number of shares of Series F Preferred Stock to be purchased at such closing, such number of shares of Class A Common Stock as would have been issued in the Merger in exchange for such shares of Series F Preferred Stock if they had been outstanding prior to the Merger. As a result of these provisions to issue shares of Class A Common Stock, and upon consummation of the Business Combination, the convertible preferred stock tranche liability recognized by Legacy QuantumScape associated with the Series F Preferred Stock Purchase Agreements with VGA, as amended, is expected to be equity classified and accordingly, was reclassified to additional paid-in capital in Note 2(m) of this unaudited pro forma condensed combined financial information.

On December 1, 2020, QuantumScape issued 15,221,334 shares of Class A Common Stock to VGA for $100 million. The Series F Preferred Stock Financing Adjustment reflects the pro forma adjustment for the issuance of these 15,221,334 shares of Class A Common Stock to VGA for $100 million on December 1, 2020. The Series F Preferred Stock Financing Adjustment does not include the issuance of 15,221,334 shares of Class A Common Stock to VGA subject to the achievement of a specified technical milestone.

In August 2020, Legacy QuantumScape entered into Series F Preferred Stock Purchase Agreements and related agreements thereto with several investors, pursuant to which it agreed to sell, and the investors agreed to purchase, an aggregate of 7,115,335 shares of Series F Preferred Stock at $26.4218 per share for an aggregate purchase price of $188 million. Pursuant to the terms of these Series F Preferred Stock Purchase Agreements, funding occurred concurrent with the Closing of the Business Combination. Upon funding and issuance of the 7,115,335 shares of Series F Preferred Stock, the convertible preferred stock tranche liability associated with these shares was settled and the cash proceeds of $188 million, net of issuance costs of $11.5 million, and the fair value of the convertible preferred stock tranche liability was recorded as redeemable convertible preferred stock. The pro forma adjustment to reflect the issuance of the 7,115,335 shares of Series F Preferred Stock to these investors concurrent with the Closing of Business Combination, including the settlement of the associated convertible preferred stock tranche liability, is reflected in Note 2(g) of this unaudited pro forma condensed combined financial information.

4. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. Basic and diluted earnings per share are the same for each class of common stock because they are entitled to the same liquidation and dividend rights.

	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
Pro forma net loss attributable to common shareholders (in thousands)	$(59,379)	$(52,491)
Weighted average shares outstanding, basic and diluted - Class A and Class B	362,961,844	362,961,844
Net loss per share, basic and diluted - Class A and Class B (1)	$(0.16)	$(0.14)
Weighted average shares calculation, basis and diluted - Class A and Class B
Kensington public stockholders - Class A	22,984,745	22,984,745
Holders of Kensington sponsor shares - Class A	5,750,000	5,750,000
PIPE Investors - Class A	50,000,000	50,000,000
Legacy Quantumscape stockholders - Class A (2)(3)	125,955,812	125,955,812
Legacy Quantumscape stockholders - Class B (3)	158,271,287	158,271,287

	362,961,844	362,961,844

(1)

For the purpose of calculating diluted loss per share, it was assumed that all outstanding Kensington Warrants sold in the IPO are exchanged for Kensington Class A Common Stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted loss per share.

(2)

The pro forma basic and diluted shares of Class A Legacy QuantumScape stockholders include 110,734,478 shares issued in the Business Combination and 15,221,334 shares issued to VGA on December 1, 2020 pursuant to the Series F Preferred Stock Purchase Agreement and related agreements and amendments thereto between Legacy QuantumScape and VGA.

(3)	The pro forma basic and diluted shares of Legacy QuantumScape stockholders exclude the following as these are contingently issuable shares and would reduce diluted loss per share:

•	55,349,737 unexercised stock options

•	1,022,740 unexercised warrants

•	12,978,621 shares issuable for restricted stock units

•	15,221,334 shares issuable upon the completion of a specified technical milestone pursuant to the Series F Stock Purchase Agreement with VGA

COMPARATIVE

SHARE INFORMATION

The following table sets forth summary historical comparative share information for Kensington and Legacy QuantumScape and unaudited pro forma condensed combined per share information after giving effect to the Business Combination.

The pro forma book value information reflects the business combination as if it had occurred on September 30, 2020. The weighted average shares outstanding and net earnings per share information reflect the business combination as if it had occurred on January 1, 2019.

This information is only a summary and should be read in conjunction with the historical financial statements of Kensington and Legacy QuantumScape and related notes included elsewhere in this Form 8-K. The unaudited pro forma combined per share information of Kensington and Legacy QuantumScape is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this Form 8-K.

The unaudited pro forma combined earnings (loss) per share information below does not purport to represent the earnings (loss) per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Kensington and Legacy QuantumScape would have been had the companies been combined during the periods presented.

	Kensington (Historical)			QuantumScape (Historical)	Combined Pro Forma
As of and for the Nine Months Ended September 30, 2020
Book value per share (1)		$0.80		(57.88)	2.91
Weighted average shares outstanding of Class A and Class B common stock—basic and diluted		6,248,452		11,244,365	362,961,844
Net income (loss) per share of Class A and Class B common stock—basic and diluted		$(0.24)		(36.03)	(0.16)
As of and for the Year Ended December 31, 2019
Weighted average shares outstanding of Class A and Class B common stock—basic and diluted		N/A	(2)	11,194,183	362,961,844
Net income (loss) per share of Class A and Class B common stock—basic and diluted	$	N/A	(2)	(4.58)	(0.14)

(1)	Book value per share = (Total equity excluding preferred shares)/shares outstanding. The components of book value per share calculation are as follow (in thousands except share and per share data):

	Kensington (Historical)	QuantumScape (Historical)	Combined Pro Forma
Total equity (excluding preferred shares)	5,001	(650,829)	1,056,951
Total shares outstanding - Class A and Class B	6,248,452	11,244,365	362,961,844

(2)	Not applicable as Kensington was incorporated on April 17, 2020.